THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                                  STOCK OPTION
                      TO PURCHASE SHARES OF COMMON STOCK OF
                          CHARTWELL INTERNATIONAL, INC.
                              A NEVADA CORPORATION


THIS CERTIFIES that, for value received JOHN J. GRACE IS ENTITLED, upon the terms and subject to the conditions hereinafter set forth, at any time commencing from the date hereof UNTIL MARCH 5, 2004, ("Expiration Date") but not thereafter, to subscribe for and purchase from Chartwell International, Inc., a Nevada corporation ("the Company"), ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) of the fully paid and non-assessable shares of the Company's restricted common stock, $0.001 par value, ("Common Stock"), at a purchase price of TEN CENTS ($0.10) PER SHARE ("Purchase Price"). The Purchase Price and the number of shares for which this Option is exercisable shall be subject to adjustment as provided herein.

   1)  TITLE TO OPTION

         Prior to the Expiration Date and subject to compliance with applicable laws, this Option and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in
         Section 2 hereof; by the holder hereof in person or by duly authorized attorney, upon surrender of this Option together with the Assignment Form annexed hereto properly endorsed.

   2)  EXERCISE OF OPTION

         The purchase rights represented by the Option are exercisable by the registered holder hereof; in whole or in part, increments of one thousand (1,000) shares, commencing from the date hereof to and before the close of business on the Expiration Date by the surrender of this Option and the Subscription Form duly executed at the office of the Company at 5275 DTC Parkway, Suite 110, Englewood, Colorado 80111-2752, or such other office or agency appearing on the books of the Company, and upon the payment of the Purchase Price of the shares thereby purchased (by cash or by cancellation of indebtedness of the Company to the holder hereof; if any, at the time of exercise in an amount equal to the Purchase Price of the shares thereby purchased); whereupon the holder this Option, shall receive a certificate or certificates each in proper form, for the number of shares of Common Stock so purchased. The Company agrees that if at the time of the surrender of this Option and purchase, the holder shall be entitled to exercise this Option, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Option shall be exercised as aforesaid. The Common Stock issued upon exercise of this Option in accordance with its terms shall be validly issued and outstanding, fully paid and non-assessable.

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                                                                          Page 2

         The Company covenants that all shares of Common Stock which may be issued upon the exchange of rights represented by this Option will, upon exercise of the rights represented by this Option, be fully paid and non-assessable and free from all taxes, LIENS, and charges in respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

   3)  NO FRACTIONAL SHARES OR SCRIP

         No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option. Any fractional shares shall be rounded up to the nearest whole share.

   4)  CHARGES, TAXES, AND EXPENSES

         Issuance of certificates for shares of Common Stock upon the exercise of this Option shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company and such certificates shall be issued in the name of the holder of this Option or in such name or names as may be directed by the holder of this Option; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name of the holder of this Option, this Option when surrendered for exercise shall be accompanied by the Assignment Form attached hereto, duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for shares of Common Stock, the Company may require, as a condition, thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

   5)  NO RIGHTS AS SHAREHOLDERS

         This Option does not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

   6)  EXCHANGE AND REGISTRY OF OPTIONS

         This Option is exchangeable, upon the surrender hereof by the registered holder at the above mentioned office or agency of the Company for new Option of like tenor.

         The Company shall maintain at the above mentioned office or agency a registry showing the name and address of the registered holder of this Option. This Option may be surrendered for exchange, transfer, or exercise in accordance with its terms at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry, Upon such registry, this Option may only be transferred in accordance with the requirements of applicable federal and state securities laws.

   7)  LOSS, THEFT, DESTRUCTION, OR MUTILATION OF OPTION

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Option, and in case of loss, theft, or destruction reasonable satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this

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                                                                          Page 3

         Option, if mutilated, the Company will make and deliver a new Option of like tenor in lieu of this Option.

   8)  SATURDAYS, SUNDAYS, HOLIDAYS, ETC.

         If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday, legal holiday, or be a day on which the office of the Company is not open for business, then such action may be taken or such right may be exercised on the next succeeding day of business.

   9)  ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES

         The Purchase Price of this Option and the number of shares issuable upon its exercise shall be subject to adjustment from time to time as follows:

          a) In the event the Company shall at any time after the date hereof issue additional shares of Common Stock in stock dividend, stock distribution or subdivision paid with respect to Common Stock, or declare any dividend or other distribution payable with additional shares of Common Stock (or securities convertible into Common Stock) with respect to Common Stock or effect a split or subdivision of the outstanding shares of the Company's Common Stock, the Purchase Price then in effect immediately prior to such stock dividend, stock distribution or subdivision or such declaration thereof, shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, or the earlier declaration thereof; be proportionately decreased and the number of shares of Common Stock issuable upon exercise of this Option shall be appropriately increased in proportion to such increase of outstanding shares.

          b) In the event the outstanding shares of Common Stock shall at any time after the date hereof be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price then in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of shares of Common Stock issuable upon exercise of this Option shall be appropriately decreased in proportion to such decrease in outstanding shares.

          c) In case, at any time after the date hereof; of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, the shares of Common Stock issuable upon the exercise of this Option shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder would have been entitled if immediately prior to such consolidation, merger or conveyance he had exercised this Option in its entirety; and in any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Option and that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be

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                                                                          Page 4

               applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Option.

          d) All calculations under this Paragraph 9 shall be made to the nearest cent or to the nearest share, as the case may be.

          e) No adjustment in the Purchase Price need be made if such adjustment would be less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to any adjustment of $0.01 or more in the Purchase Price.

          f) The Company will, at all times, in good faith assist in carrying out all the provisions of this Paragraph 9 and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder of this Option from impairment.

          g) Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Paragraph 9, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holder of this Option a certificate setting forth adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of the holder of this Option, furnish or cause to be furnished to such holder a like certificate setting forth:

               i)   such adjustments and readjustments;

               ii)  the Purchase Price at the time in effect; and

               iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the exercise of this Option.

          h) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereto who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Company shall mail to the holder of this Option at least twenty (20) days prior to such record day, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

          i) The Company shall at all times reserve and keep available out of the authorized but unissued shares of the Common Stock, solely for the purpose of effecting the exercise of this Option, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Option; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to affect the exercise of this Option, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

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                                                                          Page 5

          j) The Company will NOT, by amendment of its Articles of Incorporation or Bylaws OR through any REORGANIZATION, TRANSFER OF ASSETS, CONSOLIDATION, MERGER, dissolution, issue or sale of SECURITIES OR ANY OTHER VOLUNTARY ACTION, avoid or seek TO AVOID the observance OR performance of any of the TERMS TO be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out OF all the provisions hereof and in the taking of all such actions as may be necessary OR appropriate in order to protect the rights of the holders of this Option against impairment.

   10) REGISTRATION RIGHTS

         The Company shall immediately endeavor to register the securities relating to this option under the Securities Act of 1933 at the request of holder(s) representing an aggregate of at least ten million (10,000,000) shares under option.

   11) MISCELLANEOUS

         a) The provisions of this Option shall be construed and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof This Option shall be binding upon any successors or assigns of the Company. This Option shall constitute a contract under the laws of the State of Colorado and for all purposes shall be construed in accordance with and governed by the laws of said state, excepting only to those matters of corporate organization and power incident to the issuance of stock pursuant hereto, which shall be governed by the laws by the State of Nevada.

         b) The holder acknowledges that all certificates representing the Common Stock of the Company issued from time to time upon exercise hereof shall bear the legend set forth on the first page of this Option, unless registration rights are exercised under Paragraph 10 above.

         c) This Option is in complete satisfaction of all obligations of the Company to issue options to the initial grantee of this Option.


IN WITNESS WHEREOF, the Company has caused this Option to be executed by one of its officers thereunto duly authorized.


DATED AS OF: MARCH 5, 1999
                                       CHARTWELL INTERNATIONAL, INC.
                                       a Nevada corporation

                                       /s/ Alice M. Gluckman
                                       ------------------------------
                                       Alice M. Gluckman
                                       Corporate Secretary